Exhibit 99.1

HORNBECK OFFSHORE SERVICES, INC.

Service with Energy

NEWS RELEASE 04-023	Contacts:	Todd Hornbeck, CEO Jim Harp, CFO Hornbeck Offshore Services 985-727-6802

For Immediate Release		Ken Dennard, Managing Partner Lisa Elliott, Vice President DRG&E / 713-529-6600

HORNBECK OFFSHORE TO PRESENT AT THE

4TH ANNUAL 2004 LOUISIANA ENERGY CONFERENCE

November 29, 2004 — New Orleans, Louisiana — Hornbeck Offshore Services, Inc. (NYSE: HOS) announced today that Todd M. Hornbeck, President and Chief Executive Officer, and James O. Harp, Jr., Vice President and Chief Financial Officer, will be participating in the 4th Annual 2004 Louisiana Energy Conference at the Windsor Court Hotel in New Orleans, to be held December 1-3, 2004. For more information, visit the conference website at www.louisianaenergyconference.com

The Company’s presentation at the conference will be webcast live with an accompanying slideshow on Wednesday, December 1, 2004 at 3:20 p.m. Central Time. To listen to the live audio webcast and view Hornbeck’s slideshow, visit the Company’s website at www.hornbeckoffshore.com. A replay of this webcast and slideshow will be available on the Company’s website shortly after the presentation is concluded and will be archived for replay on the website for a period of 60 days.

Hornbeck Offshore Services, Inc. is a leading provider of technologically advanced, new generation offshore supply vessels primarily in the U.S. Gulf of Mexico and select international markets, and is a leading transporter of petroleum products through its fleet of ocean-going tugs and tank barges primarily in the northeastern U.S. and in Puerto Rico. Hornbeck Offshore currently owns and operates a fleet of 55 vessels, with 5 additional vessels under construction.

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103 Northpark Boulevard, Suite 300	Phone: (985) 727-2000
Covington, Louisiana 70433	Fax: (985) 727-2006